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                                                                     EXHIBIT 3.8

                                AMENDMENT NO. 5
                                    TO THE
                    FIRST AMENDED AND RESTATED AGREEMENT OF
             LIMITED PARTNERSHIP OF FRONTIERVISION PARTNERS, L.P.
            DATED AS OF SEPTEMBER 11, 1995, AS AMENDED
       ------------------------------------------------------------

            This Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of FrontierVision Partners, L.P., dated as of September 11, 1995, as amended (the "Agreement"), is dated as of September __, 1997.

            The Agreement is hereby amended as follows:

            1. Paragraph 2.5 of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

            2. Paragraph 4.2.1(c) of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit B hereto.

            3. Paragraph 4.2.2(a)(i) of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit C hereto.

            Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment
No. 5 as of the      day of September, 1997.
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GENERAL PARTNER:                                LIMITED PARTNERS:
---------------                                 ----------------

FVP GP, L.P.                                    All Limited Partners by the
                                                General Partner pursuant to
By:  FrontierVision Inc.,                       the Power of Attorney granted
     its general partner                        by paragraph 12.1 of the
                                                Agreement.

                                                FVP GP, L.P.
By: /s/ James. C. Vaughn
   ----------------------                       By:  FrontierVision Inc.,
   James C. Vaughn,                                  its general partner
   President
                                                     By: /s/ James C. Vaughn
                                                        ----------------------
                                                        James C. Vaughn,
                                                        President

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                                   EXHIBIT A
                                   ---------

                           To Amendment No. 5 to the
                    First Amended and Restated Agreement of
             Limited Partnership of FrontierVision Partners, L.P.
             ----------------------------------------------------


          2.5  Term.  The term  of  the Partnership commenced on April 17, 1995,
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and shall continue in full force and effect until December 31, 2006, which period from time to time (i) may be extended by the General Partner to a date not later than June 30, 2008 if the General Partner determines, in each instance, that such extension is in the best interests of the Partnership and the Advisory Committee approves such extension and (ii) shall be extended by the General Partner to whatever date (but not later than June 30, 2008) the Advisory Committee requests, in each case not later than thirty (30) days prior to the last day of the term, as then extended, or until dissolution prior thereto pursuant to the provisions hereof.
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                                   EXHIBIT B
                                   ---------

                           To Amendment No. 5 to the
                    First Amended and Restated Agreement of
             Limited Partnership of FrontierVision Partners, L.P.
             ----------------------------------------------------

          (c) Thereafter, (i) 85% (less the amount, not to exceed 2%, by which the "Class C LP Special Allocation Percentage" as of the date of the distribution exceeds 1%) to the Class A and Class B Limited Partners and the General Partner, in proportion to their respective Capital Commitments; (ii) the "GP Special Allocation Percentage" (as hereinafter defined) as of the date of the distribution to the General Partner; (iii) 8% to the Special Class A and Special Class B Limited Partners, in the proportions set forth in Schedule A hereto; and (iv) the "Class C LP Special Allocation Percentage" as of the date of the distribution to the Class C Limited Partners, to be shared by such Class C Limited Partners in such proportions as the General Partner shall have determined, and the Advisory Committee shall have approved.
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                                   EXHIBIT C
                                   ---------

                           To Amendment No. 5 to the
                    First Amended and Restated Agreement of
             Limited Partnership of FrontierVision Partners, L.P.
             ----------------------------------------------------

   (i) The General Partner, with the approval of the Advisory Committee, from time to time may issue Class C Limited Partnership Interests to employees of the Partnership or of any Operating Entity or subsidiary of the Partnership, and shall fix the right of each such Class C Limited Partnership Interest to receive distributions pursuant to paragraph 4.2.1(c); provided, however, that in no
                                              --------  -------
event shall all such Class C Limited Partnership Interests be entitled to receive more than 3% of the aggregate distributions made pursuant to paragraph 4.2.1(c) (except by reason of any allocation to the Class C Limited Partnership Interests of all or any part of any "GP Reduction Percentage" (as hereinafter defined)). The Class C Limited Partnership Interests so issued shall be subject to such conditions, restrictions and vesting schedules as shall be determined by the General Partner and approved by the Advisory Committee. The first 1% of the aggregate distributions made pursuant to paragraph 4.2.1(c) that is allocated to the Class C Limited Partners pursuant to this paragraph 4.2.2(a)(i) shall result in a corresponding reduction in the GP Special Allocation Percentage and the next 2% shall result in a corresponding reduction in the percentage allocated to the Class A and Class B Limited Partners and the General Partner pursuant to clause (i) of paragraph 4.2.1(c). By way of illustration, and not of limitation, if pursuant to this paragraph 4.2.2(a)(i) the Class C Limited Partnership Interests are allocated 3% of the aggregate distributions made pursuant to paragraph 4.2.1(c) (i.e., the maximum amount that may be allocated pursuant to
                    ----
this paragraph 4.2.2(a) (i)), then the GP Special Allocation Percentage would be reduced by 1%, and the resulting GP Special Allocation Percentage would be 6%, and the percentage allocated to the Class A and Class B Limited Partners and the General Partner pursuant to clause (i) of paragraph 4.2.1(c) would be reduced by 2%, and the resulting percentage would be 83%.